                                                                     Exhibit 4.7


================================================================================




                               Barnes Group Inc.



                                Note Agreement


                                  $60,000,000
                   8.59% Senior Notes Due November 21, 2008


================================================================================

                               Table of Contents

Section                            Heading                                     Page
Section 1.          Purchase and Sale of Notes................................    1

   Section 1.1.     Issue of Notes............................................    1
   Section 1.2.     The Closing...............................................    1
   Section 1.3.     Purchase for Investment...................................    2
   Section 1.4.     Failure to Deliver........................................    3
   Section 1.5.     Transaction Expenses......................................    3
   Section 1.6.     Other Purchasers..........................................    4

Section 2.          Warranties and Representations............................    4

   Section 2.1.     Subsidiaries..............................................    4
   Section 2.2.     Corporate Organization and Authority......................    4
   Section 2.3      Business, Property, Indebtedness and Liens................    5
   Section 2.4.     Financial Statements......................................    5
   Section 2.5.     Full Disclosure...........................................    5
   Section 2.7.     Title to Properties.......................................    6
   Section 2.8.     Patents and Trademarks....................................    6
   Section 2.9.     Sale is Legal and Authorized..............................    6
   Section 2.10.    No Defaults...............................................    7
   Section 2.11.    Governmental Consent......................................    7
   Section 2.12.    Taxes.....................................................    7
   Section 2.13.    Use of Proceeds...........................................    7
   Section 2.14.    Private Offering..........................................    8
   Section 2.15.    Foreign Assets Control Regulations, Etc...................    8
   Section 2.17.    ERISA.....................................................    8
   Section 2.18.    Environmental Matters.....................................    9

Section 3.          Closing Conditions........................................    9

   Section 3.1.     Opinions of Counsel.......................................    9
   Section 3.2.     Warranties and Representations True as of Closing Date....   10
   Section 3.3.     Compliance with this Agreement............................   10
   Section 3.4.     Officers' Certificate.....................................   10
   Section 3.5.     Proceedings Satisfactory..................................   10
   Section 3.6.     Sales To Other Purchasers.................................   10
   Section 3.7.     Private Placement Number..................................   10
   Section 3.8.     Legal Investment..........................................   10

Section 4.          Direct Payment............................................   10

Section 5.          Prepayments.........................................................................    11

   Section 5.1.     Option to Prepay....................................................................    11
   Section 5.2.     Notice of Optional Prepayment.......................................................    11
   Section 5.3.     Partial Payment Pro Rata............................................................    11

Section 6.          Registration; Substitution of Notes.................................................    11

   Section 6.1.     Registration of Notes...............................................................    11
   Section 6.2.     Exchange of Notes...................................................................    12
   Section 6.3.     Replacement of Notes................................................................    12

Section 7.          Company Business Covenants..........................................................    12

   Section 7.1.     Payment of Taxes and Claims.........................................................    12
   Section 7.2.     Maintenance of Properties, Insurance, Corporate Existence and Compliance with Law...    13
   Section 7.3.     Maintenance of Office...............................................................    14
   Section 7.4.     Sale of Assets or Merger............................................................    14
   Section 7.5.     Leases..............................................................................    14
   Section 7.6.     Liens and Encumbrances..............................................................    15
   Section 7.7.     Indebtedness........................................................................    16
   Section 7.8.     Net Worth...........................................................................    16
   Section 7.10.    Transactions with Affiliates........................................................    17
   Section 7.11.    Tax Consolidation...................................................................    17
   Section 7.12.    Acquisition of Notes................................................................    17
   Section 7.13.    Lines of Business...................................................................    17
   Section 7.14.    Restricted Payments and Restricted Investments......................................    18
   Section 7.15.    Limitation on Restrictions on Dividends by Subsidiaries, Etc........................    19

Section 8.          Information as to Company...........................................................    19

   Section 8.1.     Financial and Business Information..................................................    19
   Section 8.2.     Officers' Certificates..............................................................    22
   Section 8.3.     Accountants' Certificates...........................................................    22
   Section 8.4.     Inspection..........................................................................    22

Section 9.          Events of Default...................................................................    23

   Section 9.1.     Nature of Events....................................................................    23
   Section 9.2.     Default Remedies....................................................................    24
   Section 9.3.     Annulment of Acceleration of Notes..................................................    24

Section 10.         Interpretation of This Agreement....................................................    25

   Section 10.1.    Terms Defined.......................................................................    25
   Section 10.2.    Accounting Principles...............................................................    31
   Section 10.3.    Directly or Indirectly..............................................................    31
   Section 10.4.    Governing Law.......................................................................    31

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

Section 11.         Miscellaneous........................................    32

   Section 11.1.    Notices..............................................    32
   Section 11.2.    Reproduction of Documents............................    32
   Section 11.3.    Survival.............................................    32
   Section 11.4.    Successors and Assigns...............................    32
   Section 11.5.    Amendment and Waiver.................................    33
   Section 11.6.    Powers and Rights Not Waived; Remedies Cumulative....    33
   Section 11.7.    Severability.........................................    33
   Section 11.8.    Payment..............................................    33
   Section 11.9.    Duplicate Originals..................................    33
   Section 11.10.   Confidentiality......................................    33
   Section 11.11.   Headings, Etc........................................    34

Signatures...............................................................    35

Exhibit A           --   Principal Amounts, Payment Information and
                         Addresses
Exhibit B           --   Form of 8.59% Senior Note due November 21, 2008
Exhibit C           --   Form of Opinion of General Counsel to the Company
Exhibit D           --   Form of Opinion of Special Counsel for the
                         Purchasers
Schedule 2.1        --   List of Subsidiaries and Affiliates
Schedule 2.3        --   List of Indebtedness and Liens
Schedule 7.2(b)     --   Licenses
Schedule 7.5        --   Leases

                               Barnes Group Inc.
                                123 Main Street
                                  P.O. Box 489
                               Bristol, CT 06011

                              ___________________

                                 Note Agreement


                                  $60,000,000
                    8.59% Senior Notes due November 21, 2008

                              ___________________


To each of the Purchasers
Listed on the Attached
Exhibit A:

                                                         As of November 21, 2000

Dear Sirs:

     Barnes Group Inc., a Delaware corporation (the "Company"), hereby agrees with the Purchasers as follows:

Section 1.  Purchase and Sale of Notes.

     Section 1.1. Issue of Notes. The Company will issue $60,000,000 in aggregate principal amount of its 8.59% Senior Notes due November 21, 2008 (herein called the "Notes"). Each Note will bear interest on the unpaid principal balance thereof from the date of such Note at the rate of 8.59% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually on the 21/st/ day of May and November in each year, commencing with the payment date next succeeding the date of such Note, until the principal amount shall be due and payable, and will bear interest, payable on demand, on any overdue payment (including any overdue prepayment) of principal or premium and (to the extent permitted by applicable law) on any overdue payment of interest at a rate per annum, to be adjusted daily, equal to the greater of (a) the rate announced publicly by Citibank, N.A. in New York, New York from time to time as its prime rate, and (b) 10.59% per annum (but in no event higher than the maximum rate permitted by law); and will mature on November 21, 2008. The Notes will be registered notes substantially in the form set out in Exhibit B.

     Section 1.2.  The Closing.    The Company agrees to sell to the Purchasers
and the Purchasers agree to purchase from the Company, in accordance with the provisions of this Agreement; the principal amount of the Notes set forth opposite their respective names on Exhibit A hereto at 100% of the principal amount thereof.

     The closing of the sale of the Notes shall be held at 11 a.m. EST on November 21, 2000 (the "Closing Date") at the office of Bingham Dana LLP, One State Street, Hartford,

Connecticut 06103. At the closing the Company will deliver to each Purchaser a single Note (or such greater number of Notes in denominations of at least $500,000 as each Purchaser may request) in the aggregate principal amount of its purchase, dated the Closing Date and payable to such Purchaser, or its nominee, as set forth in Exhibit A, against payment in immediately available funds.

     Section 1.3. Purchase for Investment. (a) Each Purchaser represents to the Company that (i) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act and (ii) it is purchasing the Notes for investment for its own account and the account of its affiliated entities and with no present intention of distributing or reselling the Notes or any part thereof to anyone other than an affiliated entity. Each Purchaser understands that the Notes have not been registered under the Act and may be resold only if registered pursuant to the provisions of the Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by applicable law, and that the Company is not required to register the Notes. Each Purchaser acknowledges receipt of the Private Placement Memorandum and the opportunity to ask questions of Senior Management of the Company in the course of conducting its due diligence. It is understood that, in making the representations set out in Sections 2.9 and 2.11, the Company is relying, to the extent applicable, upon each Purchaser's representation as aforesaid.

     (b) Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

            (i) if such Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

            (ii) the Source is either (A) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or

            (iv) the Source is a governmental plan; or

            (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

            (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 1.3, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     Section 1.4. Failure to Deliver. If, at the closing, the Company fails to tender to any Purchaser the Notes to be purchased by it or if the conditions specified in Section 3 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Company from any of its obligations hereunder or to waive any of the Purchasers' rights against the Company.

     Section 1.5. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel) incurred by each Purchaser in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in connection with any investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser harmless from all claims in respect of any fees, costs or expenses of any brokers and finders (other than those retained by such Purchaser).

     The obligations of the Company under this Section 1.5 shall survive the payment of the Notes and the termination of this Agreement.

     Section 1.6. Other Purchasers. The purchase made by each Purchaser hereunder is to be a separate purchase from the Company, and each sale and delivery of Notes to each Purchaser is to be a separate sale and delivery by the Company to such Purchaser.

Section 2.  Warranties and Representations.

       The Company warrants and represents to each Purchaser that:

     Section 2.1. Subsidiaries. (a) Schedule 2.1 to this Agreement correctly identifies (i) each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company, and
(ii) each of the Company's Affiliates which is a corporation or partnership or which is a holder of 5% or more of the Voting Stock of the Company and the nature of the affiliation.

     (b) Each of the Company and the Subsidiaries is the legal and beneficial owner of all of the shares of Voting Stock it purports to own of each Subsidiary, free and clear in each case of any Lien. All such shares of Voting Stock have been duly issued and are fully paid and non-assessable.

     Section 2.2. Corporate Organization and Authority. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; it is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, other than those jurisdictions where the failure to be so qualified would not have a material adverse effect on the Company's business or financial position; and it has all requisite power and authority and all necessary licenses, permits, franchises and other governmental authorizations to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, other than where the failure to have such licenses, permits, franchises or other governmental authorizations would not have a material adverse effect on (i) the Company's business or financial position or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes.

      (b) Each Subsidiary of the Company is a corporation duly organized and validly existing under the laws of the jurisdiction of incorporation; it is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, other than those jurisdictions where the failure to be so qualified would not have a material adverse effect on the Company's business or financial position; and it has all requisite power and authority and all necessary licenses, permits, franchises and other governmental authorizations to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, other than where the failure to have such licenses, permits, franchises or other governmental authorizations would not have a material adverse effect on (i) the Company's business or financial position or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes.

     Section 2.3 Business, Property, Indebtedness and Liens. (a) The Private Placement Memorandum previously delivered to each Purchaser fairly describes in all material respects the general nature of the business and principal Properties of the Company and its Subsidiaries.

     (b) Schedule 2.3 correctly lists all outstanding Indebtedness for borrowed money (including all Capitalized Leases) of, and all Liens (other than those (x) permitted by clauses (i) through (v) of Section 7.6(a) and (y) on Property of the Company and its Subsidiaries which individually does not have a Fair Market Value in excess of $500,000 and which, when aggregated with other Property subject to Liens not included pursuant to this clause (y), does not have a Fair Market Value in excess of $2,000,000). Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.6(a).

     Section 2.4. Financial Statements. (a) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31 in the years 1995, 1996, 1997, 1998, and 1999 and the related statements of income, retained earnings and changes in financial position or cash flows for the fiscal years ended on such dates, all accompanied by reports thereon containing opinions without qualification, by Pricewaterhouse Coopers LLP, independent certified public accountants, and the consolidated balance sheets of the Company and its Consolidated Subsidiaries as of September 30, 2000 and the related statements of income, retained earnings and cash flows for the 9 month period then ended, certified by the Company's chief financial officer or chief accounting officer, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries as of such dates and the results of their operations for such periods; provided, however, that the financial statements as of and for the period ended September 30, 2000 have been prepared in accordance with GAAP for interim financial statements.

     (b) Since December 31, 1999, there has been no materially adverse change in the Properties, business, prospects, profits or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

     Section 2.5.  Full Disclosure.  The financial statements referred to in
Section 2.4 do not, nor does this Agreement, the Private Placement Memorandum or any other written statement furnished by the Company to any Purchaser in connection with the negotiation of the sale of the Notes contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The assumptions used in preparation of the projected financial statements of the Company were reasonable when made and continue to be reasonable, and correctly apply the appropriate pro forma adjustments to the respective historical financial information; such projections project the business judgment of management of the Company when made, and are good faith estimates and as such actual results may vary from such projections. There is no agreement, restriction or other factual matter which the Company has not disclosed to each Purchaser in writing which, so far as the Company can now reasonably foresee, will have a material adverse impact on (i) the long-term financial condition or prospects of the Company or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes.

     Section 2.6. Pending Litigation; Compliance with Law. There are no proceedings or investigations pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries in or before any court, governmental authority or agency or arbitration board or tribunal which, so far as the Company can now reasonably foresee, individually or in the aggregate, will have a material adverse impact on the long-term financial condition or prospects of the Company and its Subsidiaries taken as a whole, or would impair the ability of the Company to perform its obligations under this Agreement. Neither the Company nor any of its Subsidiaries is in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal or in violation of any laws or governmental rules or regulations where, so far as the Company can now reasonably foresee, such default or violation will have a material adverse impact on (i) the long-term financial condition or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes.

     Section 2.7. Title to Properties. Except where the failure to possess good and marketable title in fee simple or good title, as the case may be, would not have a material adverse impact on the Company and its Subsidiaries taken as a whole, the Company, and each of its Subsidiaries as applicable, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in
Section 2.4 (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by Section 7.6(a).

     Section 2.8. Patents and Trademarks. Each of the Company and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any conflict with the rights of others known by Senior Management.

     Section 2.9. Sale is Legal and Authorized. The sale of the Notes by the Company and compliance by the Company with the provisions of this Agreement and of the Notes:

            (a) have been duly authorized, executed and delivered and are within the corporate powers of the Company; and

            (b) are legal, valid, binding and enforceable in accordance with their terms and will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with, constitute a violation of, or result in the creation of any Lien upon any Property of the Company or any of its Subsidiaries under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective Properties may be bound.

     The Company is not a party to any agreement, or subject to any charter or other corporate restriction, which restricts its right or ability to incur Indebtedness, other than this Agreement and the agreements identified in
Schedule 2.3.

  Section 2.10. No Defaults. No event has occurred and no condition exists which, upon the issue of the Notes, would constitute a Default or an Event of Default. The Company is not in violation of any term of any charter instrument or by-law and neither the Company nor any of its Subsidiaries is in default of any term under any agreement or other instrument with respect to borrowed money. Neither the Company nor any of its Subsidiaries is in violation of any term of any other agreement or instrument to which it is a party or by which it or any of its Property may be bound which violation might reasonably be expected to have a materially adverse impact on (i) the long-term business or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes.

  Section 2.11. Governmental Consent. No consent, withholding of objection on the part of, approval or authorization of, or filing, registration or qualification with, any governmental authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the offer, issue, sale or delivery of the Notes.

  Section 2.12. Taxes. Consolidated Federal income tax returns for the Company and its Domestic Subsidiaries have been examined by the Internal Revenue Service for all years up to and including the year ended December 31, 1995. The Company and each of its Domestic Subsidiaries has filed or caused to be filed all Federal, provincial, state and local tax returns which, to the knowledge of Senior Management, are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by it or by any of them, to the extent that such taxes have become due, except any such tax or assessment the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent the Company or such Subsidiary and a nationally recognized independent certified public accountant believes such reserves are necessary. To the extent that the Company in good faith believes is necessary, the Company and its Subsidiaries have set up reserves which are believed by the Company to be adequate for the payment of additional taxes. All assessed deficiencies resulting from examinations by the Internal Revenue Service up to and including the year ended December 31, 1995 have been discharged, reserved against or will not impair the Company's ability to repay the Notes.

  Section 2.13. Use of Proceeds. The Company will apply the proceeds from the sale of the Notes to refinance outstanding Indebtedness for borrowed money. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation U. None of the proceeds from the sale of the Notes will be used to purchase or refinance any borrowing the proceeds of which were used to purchase any "security" within the meaning of the Exchange Act.

   Section 2.14. Private Offering. Neither the Company nor Fleet Securities Inc. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the purchasers of the Notes and not more than 30 other institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Act.

  Section 2.15. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

  Section 2.16. Status under Certain Statutes. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

  Section 2.17.  ERISA.

       (a) Relationship of Vested Benefits to Pension Plan Assets. The present aggregate value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company and its Related Persons, or in which employees of the Company or any Related Person are entitled to participate, as from time to time in effect (herein called the "Pension Plans"), did not, as of January 1, 2000, the last annual valuation date, exceed the actuarial value of the assets of the Pension Plans allocable to such vested benefits.

      (b) Prohibited Transactions. Neither the Company or any Related Person nor any of the Pension Plans nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, or described in Section 406 of ERISA, which could subject the Company, any Related Person, any of the Pension Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Pension Plans or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section 502(i) of ERISA.

      (c) Reportable Events. Since December 31, 1990, neither any of the Pension Plans nor any such trusts have been terminated, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA.

      (d) Accumulated Funding Deficiency. Neither any of the Pension Plans nor any such trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA since the effective date of ERISA.

  Section 2.18. Environmental Matters. Neither the Company nor any of its Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim, against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a material adverse effect on (i) the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes. Except as otherwise disclosed to each Purchaser in writing,

            (a) neither the Company nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or any other assets or their use, except, in each case, such as could not reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries taken as a whole;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries taken as a whole, and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries taken as a whole.

Section 3.  Closing Conditions.

     The obligation of each Purchaser to purchase and pay for the Notes to be delivered to it at the closing shall be subject to the following conditions precedent:

  Section 3.1. Opinions of Counsel. Such Purchaser shall have received from Signe S. Gates, Esq., General Counsel of the Company and Bingham Dana LLP, special counsel to the Purchasers, the closing opinions described in Exhibits C and D, respectively.

     Section 3.2. Warranties and Representations True as of Closing Date. (a) The warranties and representations (a) of the Company contained in Section 2 shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

     (b) Neither the Company nor any of its Subsidiaries shall have taken any action or permitted any condition to exist which would have been prohibited by
Section 7 if such Section had been binding and effective at all times during the period from December 31, 1999 to and including the Closing Date.

     Section 3.3. Compliance with this Agreement. The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the closing.

     Section 3.4. Officers' Certificate. Such Purchaser shall have received a certificate dated the Closing Date and signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in Sections 3.2 and 3.3 have been fulfilled as to the Company.

     Section 3.5. Proceedings Satisfactory. All proceedings taken in connection with the sale of the Notes and all documents and papers relating thereto shall be satisfactory to such Purchaser and its special counsel. Such Purchaser and its special counsel shall have received copies of such documents and papers as it or they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to such Purchaser and its special counsel.

     Section 3.6. Sales To Other Purchasers. The Company shall have sold or shall simultaneously sell to the other Purchasers (and shall have received or simultaneously receive the purchase price for) the aggregate principal amount of the Notes to be purchased by them.

     Section 3.7. Private Placement Number. The Company shall have obtained from Standard & Poor's Corporation and provided to such Purchaser a Private Placement Number for the Notes.

     Section 3.8. Legal Investment. The Company acknowledges that each Note to be purchased by such Purchaser must qualify as a legal investment for life insurance companies under the New York Insurance Law and any other law applicable to it (other than under any "basket" or leeway provisions thereof), and the Company will deliver to such Purchaser such officer's certificates or other evidence as it may reasonably request to establish compliance with this condition.

Section 4.  Direct Payment.

     The Company agrees that, notwithstanding any provision in this Agreement or the Notes to the contrary, it will pay all sums becoming due to any institutional holder of Notes in the manner provided in Exhibit A or in any other reasonable manner as any institutional holder may designate to the Company in writing (without presentment of or notation on the Notes); provided that after payment or prepayment in full of any Note, the holder thereof shall surrender such Note for cancellation, reasonably promptly after such payment or prepayment to the Company at its principal office.

Section 5.  Prepayments.

     Section 5.1. Required Payments. On November 21, 2006, November 21, 2007 and November 21, 2008 the Company will pay $20,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Makewhole Price or any premium, provided that upon any partial payment of the Notes pursuant to Section 5.2 the principal amount of each required payment of the Notes becoming due under this Section 5.1 on or after the date of such payment shall be reduced in the inverse order of the maturity thereof, and provided, further, that any outstanding principal amount of the Notes shall be paid on November 21, 2008.

     Section 5.2. Option to Prepay. The Company, at its sole discretion, may make optional prepayments of the Notes in whole or in part, in integral multiples of $1,000,000, at any time at a price equal to the sum of (i) the principal amount to be prepaid together with accrued interest on the principal amount so prepaid to the prepayment date, and (ii) the Makewhole Price applicable at such time with respect to the principal amount of the Notes being prepaid.

     Section 5.3. Notice of Optional Prepayment. The Company will give notice of any optional prepayment of the Notes pursuant to Section 5.2 to each holder of the Notes not less than 10 Business Days nor more than 60 days before the date fixed for prepayment, specifying (a) such date, (b) the section of this Agreement under which the prepayment is to be made, (c) the principal amount of the Notes and of such holder's Notes to be prepaid on such date, and (d) the accrued interest applicable to the prepayment, and setting forth a detailed calculation of what the Makewhole Price would be if the Notes were being prepaid on the date of such notice. Notice of prepayment having been so given, the principal amount of the Notes specified in such notice, together with the Makewhole Price, if any, and accrued interest thereon, shall become due and payable on the prepayment date. The Company will provide a supplemental notice by courier or facsimile confirmed by telephone to be received by each holder of the Notes by 2:00 p.m., Hartford, Connecticut time, on the Business Day immediately preceding the date fixed for prepayment which will set forth a calculation of the Makewhole Price.

     Section 5.4. Partial Payment Pro Rata. If there is more than one Note outstanding at any time the aggregate principal amount of each optional partial payment of the Notes shall be allocated among the outstanding Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes.

Section 6.  Registration; Substitution of Notes.

     Section 6.1. Registration of Notes. The Company will cause to be kept at its office maintained pursuant to Section 7.3, a register for the registration and transfer of the Notes. The names and addresses of the holders of the Notes, the transfer thereof and the names and addresses of the transferees of any of the Notes will be registered in the register. The Person in whose name any Note is registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

     Section 6.2. Exchange of Notes. Upon surrender of any Note to the Company at its office maintained pursuant to Section 7.3, the Company, upon request, will execute and deliver, at its expense (except as provided, below), new Notes in exchange therefor, in denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note (a) shall be payable to such Person as the surrendering holder may request, and (b) shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

     Section 6.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and,

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the holder of the Note is a Purchaser or an institutional investor, its own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation of the Note,

     the Company at its expense will execute and deliver a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

Section 7.  Company Business Covenants.

     The Company covenants that on and after the date of this Agreement until the Notes are paid in full:

     Section 7.1. Payment of Taxes and Claims. Except in situations where the failure to pay would not result in a material adverse impact on the Company and its Subsidiaries taken as a whole, the Company and each such Subsidiary will pay, before they become delinquent,

            (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

            (b) all claims or demands of any kind (including, but not limited to, those of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its Property not permitted by Section 7.6, provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, if and for so long as book reserves reasonably believed by the Company and independent certified public accountants of recognized national standing to be adequate have been established with respect thereto; provided further that, unless contesting in good faith in accordance with the provisions hereof, notwithstanding the foregoing provisions of this Section 7.1, the Company and each such Subsidiary will pay all taxes known by Senior Management to be due and payable no later than fifteen days after the date such taxes are due.

     Section 7.2. Maintenance of Properties, Insurance, Corporate Existence and Compliance with Law. (a) Except where the failure to do so would not have a material adverse impact on the Company and its Subsidiaries taken as a whole, the Company will, and will cause each of its Subsidiaries to:

            (i) Property -- maintain its Property in good condition, reasonable wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto required to keep such Property in good condition and in compliance with all requirements of law;

            (ii) Insurance -- keep its properties adequately insured at all times, by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage as is customary with companies in the same or similar businesses located or operating in areas with similar geological conditions; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts as the Company or any of its Subsidiaries, as the case may be, shall reasonably deem necessary; and maintain such other insurance as may be required by applicable law;

            (iii) Financial Records -- keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles, consistently applied; and

            (iv) Corporate Existence -- do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by Section 7.4, provided, however, that the Company may liquidate or sell any Subsidiary if the transaction is permitted by Section 7.4.

     (b) The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and, except as disclosed on Schedule 7.2(b), will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent failure to so comply, maintain or obtain could, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the Company or any of its Subsidiaries or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes.

     Section 7.3. Maintenance of Office. The Company will maintain an office in the State of Connecticut where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office of each shall be maintained at 123 Main Street, Bristol, Connecticut 06010, until such time as the Company shall notify the holders of the Notes of a change of location.

     Section 7.4.  Sale of Assets or Merger.

      (a) Sale of Assets -- The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its Property or assets, now owned or hereafter acquired, if, as a result of such sale, lease, transfer or disposition, the aggregate net book value or Fair Market Value, whichever shall be higher, of all Property and assets sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries in the then current fiscal year of the Company would exceed an amount equal to 10% of the book value (computed in accordance with GAAP) of all Property and assets of the Company and its Consolidated Subsidiaries at the end of the preceding fiscal year.

      (b) Consolidation; Merger -- The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, consolidate with or merge into any other corporation, or permit another corporation to merge into it; provided, however, that (i) any Subsidiary of the Company may be merged into the Company or another wholly-owned Subsidiary, (ii) the Company or any of its Subsidiaries may merge or consolidate with another Person or business, if the Company or such Subsidiary, as the case may be, is the surviving corporation, or
(iii) the Company or any of its Subsidiaries may consolidate with or merge with another Person or business in a transaction where the Company or the Subsidiary is not the surviving entity if (1) the continuing or surviving entity shall assume in writing all of the obligations of the Company under this Agreement and the Notes, pursuant to documentation in form and substance reasonably acceptable to the holders of the Notes, (2) the continuing or surviving entity shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holders of the Notes, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, (3) immediately after such merger or consolidation, no Default or Event of Default shall exist and (4) the continuing or surviving entity shall be a corporation organized under the laws of the United States or any state thereof.

     Section 7.5. Leases. The Company will not, nor will it permit any of its Subsidiaries, directly or indirectly, to incur, create or assume any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real or personal Property or both of any other Person unless (a) after giving effect to such lease the aggregate rental obligations of the Company and its Subsidiaries (exclusive of obligations to pay taxes and rental increments attributable to escalator clauses) during any fiscal year shall not exceed an amount equal to 15% of the book value (computed in accordance with GAAP) of all Properties and assets of the Company and its Consolidated Subsidiaries at the end of the preceding fiscal year, or (b) such lease was in existence as of the Closing Date and disclosed on Schedule 7.5 hereto.

     Section 7.6.  Liens and Encumbrances.

      (a) Negative Pledge. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) on any of its Property or assets, whether owned at the date hereof or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except:

            (i) liens incurred or pledges and deposits made in connection with workers' compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation;

            (ii) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

            (iii) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business, either
     (1) not delinquent, or (2) being contested in good faith by appropriate proceedings;

            (iv) liens securing the payment of taxes, assessments and governmental charges or levies, either (1) not delinquent, or (2) being contested in good faith by appropriate proceedings;

            (v) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value of the Property or assets of the Company or such Subsidiary, as the case may be, or impair the use of such Property in the operation of its business;

            (vi) purchase money liens on real Property or equipment (which are perfected against the real Property or equipment within 180 days of purchase) that do not exceed 100% of the Fair Market Value of the related Property; or

            (vii) other liens, that in the aggregate, when combined with all Indebtedness of Subsidiaries permitted to exist by Section 7.7(a) would not, at any time, exceed 15% of Consolidated Tangible Assets determined as of the end of the then most recently completed fiscal year of the Company.

     (b) Equal and Ratable Lien: Equitable Lien. In case any Property is subjected to a Lien in violation of Section 7.6(a), the Company will make or cause to be made provision whereby the Notes will be secured pursuant to documents reasonably satisfactory to the holders of at least 51% in outstanding principal amount of the Notes (exclusive of Notes owned by the Company, its Subsidiaries and its Affiliates) equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of Section 7.6(a) shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 7.6(b).

     Section 7.7. Indebtedness. (a) The Company will not permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any Indebtedness unless (i) all Indebtedness, plus the aggregate liquidation preference or redemption value of all Preferred Stock, of Subsidiaries (other than Indebtedness owing to, or Preferred Stock held by, the Company or other Subsidiaries, and other than the Nova Scotia Notes), plus (ii) all Indebtedness of the Company secured by Liens permitted to exist by Section 7.6(a)(vii), shall not at any time exceed 15% of Consolidated Tangible Assets determined as of the end of the then most recently completed fiscal year of the Company.

     (b) The Company shall not, and shall not permit any Subsidiary to, make any Investment in, or otherwise transfer any Property to or guaranty or otherwise assume or be liable for any Indebtedness or other obligations of, 3031786 Nova Scotia Company so long as the Nova Scotia Notes shall be outstanding, provided, however, that this Section 7.7(b) shall not (i) prevent or restrict 3031786 Nova Scotia Company from continuing to operate as a special purpose financing vehicle company in compliance with the laws and regulations of Canada and the United States of America or (ii) prevent or restrict the Company or any Subsidiary from transferring funds to 3031786 Nova Scotia Company in an amount equal to, but not more than, the amount necessary (x) to pay interest on and fees in respect of, or repay the principal of, the Nova Scotia Notes in accordance with the terms thereof, and (y) to pay fees and expenses of 3031786 Nova Scotia Company so long as it operates solely as a special purpose financing vehicle company in compliance with the laws and regulations of Canada and the United States of America. The amount necessary to make any such payment, or to pay any such fees or expenses, may not be so transferred more than five Business Days before the due date thereof, except that up to $500,000 of any such amount may be so transferred more than five Business Days before such due date.

     Section 7.8. Net Worth. The Company will not permit Consolidated Net Worth of the Company and its Subsidiaries at any time to be less than $201,000,000 plus 50% of Consolidated Net Income for each fiscal year beginning after December 31, 1999 (but without deduction for any fiscal year in which Consolidated Net Income is a negative amount), with the annual adjustments to be applicable as of December 31, 2000 and as of the end of each subsequent fiscal year.

     Section 7.9. Fixed Charges Coverage Ratio. The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.90 to 1.

     Section 7.10. Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio to exceed (a) 1.55 to 1 at any time on or prior to December 31, 2001, and (b) 1.35 to 1 at any time on or after January 1, 2002.

     Section 7.11. ERISA Compliance. Neither the Company nor any Related Person will at any time permit any Pension Plan maintained by it to:

            (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or described in Section 406 of ERISA;

            (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

            (c) terminate under circumstances which could result in the imposition of a Lien on the Property of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

     Section 7.12. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will enter into any transaction (except transactions which do not in any one calendar year involve in the aggregate an amount in excess of $500,000), including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any of its Affiliates except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 7.13. Tax Consolidation. The Company will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

     Section 7.14. Acquisition of Notes. Neither the Company nor any Subsidiary nor Affiliate thereof will, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate has offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. In case any of such parties acquires any Note(s), the holder shall surrender such Note for cancellation, reasonably promptly after request by the Company, in which case such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

     Section 7.15. Lines of Business. Neither the Company nor any of its Subsidiaries will engage in any line of business if as a result thereof the business of the Company and its

Subsidiaries taken as a whole would be substantially different from what it was at December 31, 1999 as described in the Private Placement Memorandum.

     Section 7.16. Restricted Payments and Restricted Investments. The Company shall not, and shall not permit any of its Subsidiaries to, at any time make or permit to exist any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or make or permit to exist any Investment or acquire any interest whatsoever in, any other Person, except

          (a)  the purchase of the Company's common or preferred stock,

          (b) loans or advances made by the Company or any of its Subsidiaries (in addition to loans or advances permitted by clauses (d) and (e) of this Section 7.16) not in excess of $10,000,000 aggregate principal amount for the Company and its Subsidiaries at any time outstanding,

          (c)  Investments of its cash by the Company or any such Subsidiary in
     (i) marketable direct obligations of, or marketable obligations guaranteed by, the United States of America, or Canada, or marketable obligations of any instrumentality or agency thereof the payment of the principal and interest of which is unconditionally guaranteed by the United States of America or Canada, (ii) certificates of deposit or other obligations issued by, or bankers' acceptances of, any bank or trust company organized under the laws of the Federal Republic of Germany, France, the United Kingdom, Japan, Canada or the United States of America or any state thereof (including foreign branches of any such bank or trust company) and having capital, surplus and undivided profits in excess of $100,000,000, (iii) open market commercial paper with a maturity not in excess of 270 days from the date of acquisition thereof and having the highest credit rating by either Standard & Poor's Corporation or Moody's Investors Service, Inc., or
     (iv) in the case of any Foreign Subsidiary of the Company, but only with respect to countries in which a Subsidiary exists, such Investments of a comparable quality and term to the other Investments permitted by this clause (c) as are usually made in the jurisdiction or jurisdictions in which the business of such Foreign Subsidiary is principally conducted by prudent corporate investors in like circumstances,

          (d) loans or advances made by the Company to any of its Subsidiaries and loans or advances made by any Subsidiary of the Company to the Company or another such Subsidiary,

          (e) purchases of stock or other Securities of any corporations, associations or other business entities; provided, however, that the aggregate cost to, or Fair Market Value of the consideration paid by, the Company and its Subsidiaries for such stock or Securities of all such corporations, associations or other business entities shall not exceed the sum of (A) $25,000,000, plus (B) 50% of Consolidated Net Income for the period commencing on December 31, 1999 and ending on the date of such stock or Securities purchase (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), or

          (f) such other Investments in an aggregate amount not to exceed $250,000 as the Company or a Subsidiary may elect, in its sole discretion.

     Section 7.17.  Limitation on Restrictions on Dividends by
Subsidiaries, Etc. Except as provided in the Warrant Agreement, dated August 25, 1999, among 3031786 Nova Scotia Company, 3032350 Nova Scotia Limited and Pricewaterhouse Coopers LLP and the Shareholders Agreement, dated August 25, 1999, among the Company, 3031786 Nova Scotia Company, and 3032350 Nova Scotia Limited, the Company shall not permit any of its Subsidiaries or other Person in which it or any of its Subsidiaries has an equity investment to be or become subject to any restriction (except restrictions applicable to corporations generally), whether arising by agreement, or by the articles of incorporation, bylaws or other constituent documents of such Subsidiary or other Person or otherwise, on the right of such Subsidiary or other Person from time to time to

          (x) declare and pay Stock Payments with respect to capital stock or other equity interests of such Subsidiary or other Persons owned by the Company from time to time,

          (y) make loans or advances to the Company or any of its Subsidiaries, or

          (z) transfer any of its properties or assets to the Company or any of its Subsidiaries;

provided, however, that such restriction may be permitted with respect to any Subsidiary or any such other Person in which the Company or a Subsidiary directly or indirectly owns less than 80% of the Voting Stock and in which the Company's or such Subsidiary's cumulative Investment since the Closing Date (in terms of cash invested therein and/or assets contributed thereto) (i) individually is less than 10% of the book value of the assets of the Company and its Consolidated Subsidiaries, and (ii) when taken together with the aggregate amount of all Investments made since the Closing Date in all such Subsidiaries and other Persons, is less than 15% of the book value of the assets of the Company and its Consolidated Subsidiaries (each such determination of book value to be as of the date of the last balance sheet of the Company required to be delivered pursuant to Section 8.1(a) or Section 8.1(b)).

Section 8.  Information as to Company.

     Section 8.1. Financial and Business Information. The Company will deliver to each original Purchaser, if at the time it or its nominee holds any Notes (or if it is obligated to purchase any Notes), and to each other institutional holder of outstanding Notes:

          (a) Quarterly Statements -- within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, two copies of:

               (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of that quarter, and

               (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries, for that quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with that quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as presenting fairly the financial condition of the companies being reported upon and as having been prepared in accordance with generally accepted accounting principles for interim statements consistently applied;

          (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, two copies of:

               (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries, as at the end of that year, and

               (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries, for that year,

setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by an opinion of independent certified public accountants of recognized national standing stating that such financial statements fairly present the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and which independent auditors' report shall not identify either (A) any departure from the consistent application of generally accepted accounting principles (except for identified changes in application in which such accountants concur), or (B) any tests of the accounting records or other auditing procedures which were considered necessary in the circumstances and which were not performed;

          (c) Audit Report -- promptly upon receipt thereof, one copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any material interim or special audit made by them of the books of the Company or any material Subsidiary;

          (d) SEC and Other Reports -- promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and of each periodic report and any registration statement filed by the Company or any Subsidiary with any securities exchange or securities regulatory agency (including, without limitation, the Securities and Exchange Commission or any successor agency);

          (e) ERISA -- as soon as practicable, but in no event later than five days, after a member of Senior Management becoming aware of the occurrence of any (i) "reportable event" as such term is defined in Section 4043 of ERISA, or (ii) "accumulated funding deficiency" as such term is defined in
     Section 302 of ERISA, or (iii) "prohibited transaction," as such term is defined in Section 4975 of the Code or as described in Section 406 of ERISA in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company or a Related Person is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (f) Notice of Default or Event of Default -- immediately upon becoming aware of the existence of any Default or Event of Default a notice describing its nature and the action the Company is taking with respect thereto;

          (g) Notice of Claimed Default -- immediately upon becoming aware that the holder of any Note or of any Indebtedness or Security of the Company or any of its Subsidiaries has given notice or taken any other action with respect to a claimed Default or Event of Default, a notice specifying the notice given or action taken by such holder, the nature of the claimed Default or Event of Default and the action the Company is taking with respect thereto;

          (h)  Report on Proceedings --

               (i) prompt notice of the commencement of any action, suit or proceeding at law or in equity or by or before any court or other governmental instrumentality or agency

                    (A) which is not fully covered by insurance without the applicability of any co-insurance provisions or with respect to which insurance coverage is being contested and which has not been bonded and in which either the aggregate specified dollar amount of all claims (either as set forth in the complaint, demand letters or other written communications by or on behalf of the plaintiff or as otherwise determined in good faith by the Company or its counsel) against the Company and its Subsidiaries taken as a whole, exceeds the amount of any applicable insurance coverage by (1) $1,000,000 for any single proceeding or (2) $5,000,000 when taken together with all such actions, suits or proceedings commenced in the current fiscal year of the Company; provided, however, that after giving notice of such claims aggregating at least $5,000,000 in any fiscal year of the Company, notice is only required of subsequent claims made during the same fiscal year which exceed insurance coverage by $500,000 for any single proceeding, or

                    (B) if the results thereof may have a material adverse effect on the business or condition of the Company and its Subsidiaries taken as a whole, and

                    (ii) with respect to any such action, suit or proceeding, such documentation as the holder of any Note reasonably requests; and.

               (i) Requested Information -- with reasonable promptness, such data and information as from time to time may be reasonably requested.

     Section 8.2. Officers' Certificates. Each set of financial statements delivered pursuant to Section 8.1(a) or 8.1(b) will be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

               (a) Covenant Compliance -- the information required in order to establish compliance with the requirements of Section 7 during the period covered by the income statements being furnished; and

               (b) Event of Default -- that the signers thereof have reviewed the relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and condition of the Company and its Subsidiaries from the beginning of the period covered by the income statements being furnished and that the review has not disclosed the existence during such period of any Default or Event of Default or, if any such Default or Event of Default existed or exists, describing its nature and the action the Company has taken with respect thereto.

     Section 8.3. Accountants' Certificates. Each set of annual financial statements delivered pursuant to Section 8.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and whether, in making the examination necessary for their certification of such statements, they have become aware of any Default or Event of Default, and, if any Default or Event of Default then exists, describing its nature.

     Section 8.4. Inspection. The Company will permit the representatives of each Purchaser of Notes, so long as it (or its nominees) holds any Notes, or the representatives of any other institutional holder of the Notes, at each such holder's expense, to visit and inspect any of the Properties of the Company or any of its Subsidiaries, to examine and make copies and abstracts of all their books of account, records, and other papers, and to discuss their respective affairs, finances and accounts with their respective officers, employees designated by said officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its Subsidiaries) all at reasonable times, upon notice to a member of Senior Management (unless there shall exist a Default or an Event of Default), and as often as may be reasonably requested. Any visit or inspection made pursuant to this Section 8.4 shall be at the expense of the holder requesting the same unless, at the time of such visit or inspection, there shall exist a Default or Event of Default, in which event the Company shall bear the cost thereof.

Section 9.  Events of Default.

     Section 9.1. Nature of Events. An "Event of Default" shall exist if any of the following occurs and is continuing:

            (a) Principal Payments -- failure to pay principal or Makewhole Price on any Note on or before the date such payment is due;

            (b) Interest Payments -- failure to pay interest on any Note on or before the fifth Business Day following the date such payment is due;

            (c) Financial Covenant Defaults -- default in the performance of or compliance with any term contained in Sections 7.7, 7.8, 7.9 or 8.1(f);

            (d) Other Defaults -- failure of the Company to comply with any other provision of this Agreement, which continues for more than 30 days after it first becomes known to any member of Senior Management of the Company;

            (e) Warranties or Representations -- any warranty or representation by or on behalf of the Company contained in this Agreement or in any instrument delivered under or in reference to this Agreement is false or misleading in any material respect;

            (f) Default on Other Indebtedness -- a default or defaults shall have occurred under any other Indebtedness or Securities of the Company having a principal or face amount, individually or in the aggregate, in excess of $5,000,000; or any event shall occur or any condition shall exist, the effect of which is to cause (or permit any holder of such Indebtedness or Securities having a principal or face amount, individually or in the aggregate, in excess of $5,000,000, or a trustee to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

            (g) Involuntary Bankruptcy Proceedings -- a custodian, receiver, liquidator or trustee of the Company or of any of its Property, is appointed or takes possession and such appointment or possession remains in effect for more than 30 days; or the Company is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company; or any of the Property of the Company is sequestered by court order and the order remains in effect for more than 30 days, or a petition is filed against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after filing;

            (h) Voluntary Petitions -- the Company files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

               (i) Assignments for Benefit of Creditors, Etc. -- the Company makes an assignment for the benefit of its creditors, or generally fails to pay its debts as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Company or of all or any part of the Property of the Company;

               (j) Undischarged Final Judgments -- final judgment or judgments which are not subject to appeal for the payment of money aggregating in excess of $5,000,000 is or are outstanding against one or more of the Company or any Subsidiary and any one of such judgments (x) has not been stayed or paid on the date it is finally due and payable or (y) has resulted in the attachment of a Lien on any Property of the Company or any of its Subsidiaries; or

               (k)  Change of Control -- the occurrence of a Change of Control.

          Section 9.2. Default Remedies. (a) If an Event of Default described in Section 9.1(g), 9.1(h) or 9.1(i) occurs, the entire outstanding principal amount of the Notes shall automatically become due and payable, without the taking of any action on the part of any holder of the Notes or any other Person and without the giving of any notice with respect thereto. If an Event of Default described in Section 9.1(a) or 9.1(b) exists, any holder of Notes may, at its option, exercise any right, power or remedy permitted by law, including but not limited to the right by notice to the Company to declare the Notes held by such holder to be immediately due and payable. If any other Event of Default exists, the holder or holders of at least 51% in outstanding principal amount of all Notes (exclusive of Notes owned by the Company, its Subsidiaries and its Affiliates) may exercise any right, power or remedy permitted by law, including, but not limited to, the right by notice to the Company to declare all the outstanding Notes immediately due and payable. Upon any such acceleration the principal of the Notes declared due or automatically becoming due shall be immediately payable together with all interest accrued thereon without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company will immediately pay the sum of (x) the principal of and interest accrued on such Notes and (y) the Makewhole Price applicable at such time to such Notes.

          (b) No course of dealing or delay or failure on the part of any holder of the Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company will pay or reimburse the holders of the Notes, to the extent permitted by law, for all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by them in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

      Section 9.3. Annulment of Acceleration of Notes. If a declaration is made pursuant to Section 9.2(a), the holders of at least 51% of the outstanding principal amount of the Notes may annul such declaration and the consequences thereof if no judgment or decree has been entered for the payment of any monies due pursuant to such declaration, if all sums payable under the Notes and this Agreement (except principal, interest or Makewhole Price which has become due solely by reason of such declaration) have been duly paid and each and every other Default or

Event of Default shall have been made good, cured or waived pursuant to Section
11.5. No such annulment shall extend to or waive any subsequent Default or Event of Default.

Section 10. Interpretation of This Agreement.

     Section 10.1. Terms Defined. As used in this Agreement (including Exhibits), the following terms have the respective meanings set forth below or in the Section indicated:

          "Act" -- the Securities Act of 1933, as amended.

          "Affiliate" -- as to any Person means a Person other than a Subsidiary
(1) which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (2) which owns 5% or more of the Voting Stock of such Person, or 5% or more of the voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned by such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" -- shall mean this Agreement as amended, modified or restated from time to time.

          "Business Day" -- any day other than a Saturday, Sunday or a U.S. national, Connecticut or New York holiday.

          "Capitalized Lease" -- any lease which is shown or is required to be shown in accordance with GAAP as a liability on a balance sheet of the lessee thereunder.

          "Change of Control" -- shall mean any Person or group of Persons (as used in Sections 13 and 14 of the Exchange Act, and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 30% or more of the Company's outstanding Voting Stock provided, however, that members of the Barnes family, Fleet National Bank and any of its affiliates, successors and assigns (to the extent that it owns stock in which a member of the Barnes family has an interest), the Barnes Group Inc. Guaranteed Stock Plan and Fleet National Bank, in its capacity as trustee under such plan, or its successor or assigns in its capacity as trustee under such plan, and employees of the Company (except employees of the Company who became beneficial owners of more than 10% of the Company's Voting Stock prior to becoming employees of the Company) shall not be counted as a Person for purposes hereof.

          "Closing Date" -- Section 1.2.

          "Code" -- the Internal Revenue Code of 1986, as amended.

          "Company" - the introductory sentence hereof.

     "Consolidated Assets" - shall mean the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "Consolidated EBITR" - means, for any period, the sum of (a) Consolidated Net Income for such period and (b) to the extent, and only to the extent, that such aggregate amount was deducted in the computation of such Consolidated Net Income, the aggregate amount of (i) Interest Charges, (ii) income tax expense and (iii) Lease Rentals.

     "Consolidated Leverage Ratio" - means, at any time, the ratio of (a) the aggregate amount of all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, outstanding at such time to (b) Consolidated Net Worth determined at such time.

     "Consolidated Net Income" -- the consolidated net income of the Company and its Subsidiaries for any period as determined in accordance with GAAP.

     "Consolidated Net Worth" -- shall mean the assets of the Company and its Subsidiaries less the liabilities of the Company and its Subsidiaries, each as shown on a consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, plus any negative (less any positive) foreign currency translation adjustments shown in the equity section of such a consolidated balance sheet pursuant to statement of Financial Accounting Standards No. 52; provided, however, that such principles shall be applied without giving effect to Statement of Financial Account Standards No. 106.

     "Consolidated Subsidiary" -- shall mean any Subsidiary the accounts of which shall at the time in question be consolidated with the Company.

     "Consolidated Tangible Assets" shall mean, at any time, Consolidated Assets at such time less

          (a) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles;

          (b)  unamortized debt discount and expense; and

          (c) all other Property which would be classified as intangible under GAAP.

     "Default" -- an event or condition which will, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Domestic Subsidiary" -- shall mean a Subsidiary incorporated under the laws of the United States or one of the state thereof.

     "Environmental Laws" -- shall mean any and all Federal, provincial, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

     "Event of Default" -- Section 9.1.

     "Fair Market Value" -- means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Fixed Charges Coverage Ratio" - means, at any time, the ratio of (a) Consolidated EBITR for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) the sum of Lease Rentals plus Interest Charges for such period.

     "Foreign Subsidiary" -- shall mean a Subsidiary organized outside the United States.

     "GAAP" -- means generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors.

     "Hazardous Material" -- means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Indebtedness" -- with respect to any Person, means, without duplication,

          (a) all debt arising from borrowed money and similar monetary obligations, whether direct or indirect;

          (b) all indebtedness of others secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on Property owned by such Person or any of its Subsidiaries or acquired by such Person or any of its Subsidiaries subject thereto, whether or not the Indebtedness secured thereby shall have been assumed;

          (c) all guarantees, endorsements and other contingent obligations, in respect of Indebtedness of others, including (i) any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies. or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise and (ii) any obligation of any partnership in which such Person or any of its Subsidiaries is a general partner; and

          (d) the obligations to reimburse the issuer in respect of any letters of credit. Indebtedness shall not include the indebtedness of (i) a Subsidiary of such Person to such Person or to another Subsidiary of such Person or (ii) such Person to a Subsidiary of such Person;

provided, however, that in the case of debt of a Subsidiary not wholly owned by such Person and/or another Subsidiary, Indebtedness shall include a percentage of such debt equal to the percentage of the total minority ownership.

     "Interest Charges" - means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capitalized Lease obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discounted and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     "Investment" -- means any investment, made in cash or by delivery of Property, by a Person or any of its Subsidiaries (i) in any other Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) in any Property.

     "Lease Rentals" - means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capitalized Leases), except any such rental or other obligations paid to the Company or a Subsidiary as lessor, excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

     "Lien" -- any mortgage, lien, charge, security interest or other encumbrance of any kind upon any Property or assets of any character, or upon the income or profits therefrom, any conditional sale or other title retention agreement, device or arrangement (including Capitalized

Leases), or any sale assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     "Makewhole Price" -- with respect to full or partial optional prepayments of any Note pursuant to Section 5.2 or repayment of any Note which has become or been declared immediately due and payable pursuant to Section 9.2, means, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Makewhole Price may in no event be less than zero. For the purposes of determining the Makewhole Price, the following terms have the following meanings:

          "Called Principal" -- means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 5.2 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

          "Discounted Value" -- means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" -- means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date (as shown on page "PX1" of the Bloomberg Financial Markets Service or such other display as may replace the Bloomberg Financial Markets Service); provided, however, that if there is no U.S. Treasury security which has a maturity equal to the Remaining Average Life of the Notes, such yield shall be obtained by interpolating linearly between (1) the U.S. Treasury security for which a yield is given with the duration closest to and greater than the Remaining Average Life and (2) the U.S. Treasury security for which a yield is given with the duration closest to and less than the Remaining Average Life, except that if the Remaining Average Life is less than one year, the yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used. The Reinvestment Yield will be rounded to two decimal places.

          "Remaining Average Life" -- means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" -- means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 5.2 or 9.2.

          "Settlement Date" -- means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 5.2 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

     "Notes" -- Section 1.1.

     "Nova Scotia Notes" - means the 7.66% Senior Notes due November 12, 2007 and the 7.80% Senior Notes due November 12, 2010 issued by 3031786 Nova Scotia Company, and any extensions or renewals thereof, provided that the principal amount of Indebtedness evidenced thereby is not increased.

     "Pension Plans" -- Section 2.17(a).

     "Person" -- shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" - means capital stock of any class of any Person which is preferred as to the payment of dividends, or the payment of distributions upon liquidation of such Person, to any other class of capital stock of such Person.

     "Private Placement Memorandum" -- the Confidential Information Memorandum dated September 2000 prepared by Fleet Securities Inc., acting as agent for the Company.

     "Property" -- any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PTE" - Section 1.3(b).

     "Purchaser" - means each of the Persons listed on Schedule A hereto.

     "Related Person" -- any Person (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Code or Section 4001(b) of ERISA.

     "Revolving Credit Agreement" -- means the $150,000,000 Revolving Credit, dated as of December 1, 1991, as amended from time to time, among the Company, Mellon Bank, N.A., as Agent, and the banks signatory thereto.

     "Security" -- shall have the same meaning as in Section 2(l) of the Act.

     "Senior Management" -- shall mean any of the following officers of the Company, as the context requires: President, Chief Financial Officer, Treasurer or General Counsel.

     "Source" - Section 1.3(b).

     "Stock Payment" -- by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock or other equity interests (or warrants, options or rights therefor) of such Person, including, but not limited to, any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock or other equity interests (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock or other equity interests (or warrants, options or rights) or any other agreement or instrument.

     "Subsidiary" -- of a Person shall mean any corporation, association or other business entity of which more than 50% of the outstanding stock having by its terms ordinary voting power to elect a majority of the board of directors of such corporation, or other business entity (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by such Person.

     "Voting Stock" -- shall mean, with respect to any corporation, the capital stock of such corporation having the power to vote for a majority of the board of directors of such corporation under ordinary circumstances and, with respect to any other Person, equity interests sufficient to control such Person under ordinary circumstances or sufficient to constitute the right to receive a majority of the profits of such Person.

   Section 10.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made under this Agreement, this shall be done in accordance with GAAP, unless otherwise specified.

   Section 10.3. Directly or Indirectly. Where any provision in this Agreement refers to any action which a Person is prohibited from taking, the provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person for purposes of this Agreement.

   Section 10.4. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with Connecticut law.

Section 11. Miscellaneous.

     Section 11.1. Notices. All notices provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (a) if to any Noteholder, at the address specified for such communications in Schedule A, or at such other address as it shall have specified to the Company in writing; and

            (b) if to the Company at the address therefor set forth in Section
       7.3 hereof to the attention of "Treasurer," or at such other address as the Company shall have specified to the holder of each Note in writing.

     Notices under this Section 11 will be deemed given only when actually received.

     Section 11.2. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Purchasers at the closing of their purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 11.3. Survival. All warranties, representations, and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf pursuant to the terms of this Agreement shall be considered to have been relied upon by the Purchasers and shall survive the delivery to the Purchasers of the Notes regardless of any investigation made by the Purchasers or on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

     Section 11.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that the Company's right to require the Purchaser to purchase the Notes in accordance with Section 1.2 shall be personal to the Company and shall not be assignable or transferable to any other Person (including successors at law) whether voluntarily or involuntarily. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any holder, whether or not an express assignment to such holder of rights under this Agreement has been made by any Purchaser or its successor or assign.

          Section 11.5. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Notes (exclusive of Notes owned by the Company, its Subsidiaries and its Affiliates); provided that no such amendment or waiver of any of the provisions of Sections 1 through 4 shall be effective as to any Purchaser unless consented to by such Purchaser in writing; and provided further, that no such amendment or waiver shall, without the written consent of the holders of all the outstanding Notes, (i) subject to Section 9.3, change the amount or time of any prepayment or payment of principal or premium or the rate or time of payment of interest, (ii) amend Section 9, or (iii) amend this
Section 11.5. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 11.5 shall be delivered by the Company to each holder of outstanding Notes promptly following the date on which the same shall become effective. No such amendment or waiver shall extend to or affect any provision or obligation not expressly amended or waived.

          Section 11.6. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

          Section 11.7. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

          Section 11.8. Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by the holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          Section 11.9. Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

          Section 11.10. Confidentiality. For the purpose of this Section 11.10, "Confidential Information" means information delivered to a Purchaser by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that, with respect to information delivered after the Closing Date, is clearly marked or labeled or otherwise adequately identified when received by a Purchaser as being confidential information of the Company or any of its Subsidiaries; provided that such term does not include information that (i) is generally known to the public, (ii) subsequently becomes publicly known through no act or omission by a Purchaser or any person action on its behalf, (iii) otherwise becomes known to a Purchaser other than through disclosure by the Company or any Subsidiary so long as the source of such information is not actually known by such Purchaser to be bound by any confidentiality agreement with respect to such information. Each Purchaser will use its best efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to it; provided that it may deliver or disclose such Confidential Information to its directors, officers, employees, agents, professional consultants and affiliates; any Person to which it sells or offers to sell such Note or any part thereof or any participation therein, provided that such Person has entered into a confidentiality agreement with the Company similar to that contained in this
Section 11.10; any Purchaser or holder of any Note; any Person from which it offers to purchase any security of the Company, provided that such Person has entered into a confidentiality agreement with the Company similar to that contained in this Section 11.10; any federal or state regulatory authority having jurisdiction over a Purchaser; the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Purchaser's investment portfolio; or any other Person to which delivery or disclosure may be necessary or appropriate to effect compliance with any law, rule, regulation, or order applicable to a Purchaser, in response to any subpoena or other legal process or informal investigative demand, in connection with any litigation to which a Purchaser is a party or in order to protect the investment of any holder in any Note. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11.10 as though it were a party to this Agreement.

          Section 11.11. Headings, Etc. Headings used in this Agreement have been inserted for convenience of reference only; and are not to be considered a part hereof or thereof.


                     [Signatures Appear on Following Page]

     If this Agreement is satisfactory, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company on or before 5:00 P.M., on November 21, 2000, whereupon this Agreement will become binding among us in accordance with its terms.


                                        Very truly yours,

                                        Barnes Group Inc.


                                        By /s/ John J. Locher
                                           --------------------------------
                                          Name: John J. Locher
                                                ---------------------------
                                          Title: Vice President, Treasurer
                                                 --------------------------

The Foregoing is hereby agreed to as of the date hereof.


The Prudential Insurance Company of America


By /s/ Kevin J.Kraska
   -------------------------------
Name:  Kevin J. Kraska
Title: Vice President


Allstate Life Insurance Company


By: /s/ Robert B. Bodett
    ------------------------------
Name:   Robert B. Bodett
Title:  Portfolio Manager


By /s/ David A. Walsh
   -------------------------------
Name:  David A. Walsh
Title: Assistant Vice President


American Heritage Life Insurance Company


By /s/ Robert B. Bodett
   ------------------------------
Name:  Robert B. Bodett
Title: Portfolio Manager


By /s/ David A. Walsh
   -------------------------------
Name:  David A. Walsh
Title: Assistant Vice President


Nationwide Life Insurance Company

By /s/ Mark W. Poeppelman
   -------------------------------
Name:  Mark W. Poeppelman
Title: Associate Vice President


Nationwide Life and Annuity Insurance Company

By /s/ Mark W. Poeppelman
   -------------------------------
Name:  Mark W. Poeppelman
Title: Associate Vice President


Nationwide Indemnity Company

By /s/ Mark W. Poepplman
   -------------------------------
Name:  Mark W. Poepplman
Title: Associate Vice President

                                   EXHIBIT A

                      INFORMATION RELATING TO PURCHASERS

================================================================================

Purchaser Name                        ALLSTATE LIFE INSURANCE COMPANY


--------------------------------------------------------------------------------
Name in Which Note is Registered      ALLSTATE LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Note Registration Number;             R-1;  $5,000,000
Principal Amount                      R-2;  $5,000,000
--------------------------------------------------------------------------------
Payment on Account of Note

Method                                Federal Funds Wire Transfer

Account Information                   BBK = Harris Trust and Savings Bank
                                               ABA #071000288

                                      BNF = Allstate Life Insurance Company
                                               Collection Account #168-117-0

                                      ORG = Barnes Group Inc.


                                      Re: (see "Accompanying Information" below)

--------------------------------------------------------------------------------
Accompanying Information              Name of Company:     Barnes Group Inc.
                                      Description of
                                      Security:            8.59% Senior Notes
                                                           due November 21, 2008

                                      Security Number: 067806 D@ 5


                                      Due Date and Application (as among
                                      principal, premium and interest) of the
                                      payment being made:
--------------------------------------------------------------------------------
                                      Allstate Insurance Company
Address for Notices Related to        Investment Operations - Private Placements
Payments                              3075 Sanders Road, STE G4A
                                      Northbrook, IL 60062-7127

                                      Telephone: (847) 402-2769
                                      Telecopy: (847) 326-5040

--------------------------------------------------------------------------------
Address for All other Notices         Allstate Life Insurance Company
                                      Private Placements Department
                                      3075 Sanders Road, STE G3A
                                      Northbrook, IL  60062-7127

                                      Telephone:  (847) 402-8922
                                      Telecopy:  (847) 402-3092

================================================================================

================================================================================

Purchaser Name                        ALLSTATE LIFE INSURANCE COMPANY


--------------------------------------------------------------------------------
Signature Block Format                ALLSTATE LIFE INSURANCE COMPANY


                                      By:____________________________
                                      Name:
                                      Title:

                                      By:____________________________
                                      Name:
                                      Title:
--------------------------------------------------------------------------------
                                      Citibank, Federal Savings Bank
Instructions re Delivery of Notes     U.S. Custody & Employee Benefit Trust
                                      500 W. Madison Street
                                      Floor 6, Zone 4
                                      Chicago, Illinois 60661-2591
                                      Attention: Pam Jost

                                      For Allstate Life Insurance
                                      Company/Safekeeping Account No. 846627
--------------------------------------------------------------------------------
                                      36-2554642
Tax Identification Number
================================================================================

================================================================================

Purchaser Name                        AMERICAN HERITAGE LIFE INSURANCE
                                      COMPANY

--------------------------------------------------------------------------------
Name in Which Note is Registered      AMERICAN HERITAGE LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Note Registration Number;             R-3;  $5,000,000
Principal Amount
--------------------------------------------------------------------------------
Payment on Account of Note

Method                                Federal Funds Wire Transfer

Account Information                   BBK = Harris Trust and Savings Bank
                                              ABA #071000288
                                      BNF = American Heritage Life Insurance
                                              Company Collection Account
                                              #172-504-3
                                      ORG = Barnes Group Inc.



                                      Re:  (see "Accompanying Information"
                                             below)

--------------------------------------------------------------------------------
Accompanying Information              Name of Company:     Barnes Group Inc.
                                      Description of
                                      Security:            8.59% Senior Notes
                                                           due November 21, 2008

                                      Security Number: 067806 D@ 5


                                      Due Date and Application (as among
                                      principal, premium and interest) of the
                                      payment being made:
--------------------------------------------------------------------------------
                                      Allstate Insurance Company
Address for Notices Related to        Investment Operations - Private Placements
Payments                              3075 Sanders Road, STE G4A
                                      Northbrook, IL  60062-7127

                                      Telephone: (847) 402-2769
                                      Telecopy: (847) 326-5040

--------------------------------------------------------------------------------
Address for All other Notices         Allstate Life Insurance Company
                                      Private Placements Department
                                      3075 Sanders Road, STE G3A
                                      Northbrook, IL  60062-7127

                                      Telephone: (847) 402-8922
                                      Telecopy: (847) 402-3092

================================================================================

================================================================================

Purchaser Name                        AMERICAN HERITAGE LIFE INSURANCE
                                      COMPANY

--------------------------------------------------------------------------------
Signature Block Format                AMERICAN HERITAGE LIFE INSURANCE COMPANY


                                      By:______________________________
                                      Name:
                                      Title:

                                      By:______________________________
                                      Name:
                                      Title:
--------------------------------------------------------------------------------
                                      Citibank, Federal Savings Bank
Instructions re Delivery of Notes     U.S. Custody & Employee Benefit Trust
                                      500 W. Madison Street
                                      Floor 6, Zone 4
                                      Chicago, Illinois 60661-2591
                                      Attention: Pam Jost

                                      For American Heritage Life Insurance
                                      Company/Safekeeping Account No. 846928

--------------------------------------------------------------------------------
                                      59-0781901
Tax Identification Number
================================================================================

================================================================================

Purchaser Name                        NATIONWIDE LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
Name in Which Note is Registered      NATIONWIDE LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Note Registration Number;             R-4;  $4,000,000
Principal Amount
--------------------------------------------------------------------------------
Payment on Account of Note

Method                                Federal Funds Wire Transfer

Account Information                   The Bank of New York
                                      ABA #021-000-018
                                      BNF: IOC566
                                      F/A/O Nationwide Life Insurance Company
                                      Attn: P & I Department

                                      Re: (see "Accompanying Information" below)

--------------------------------------------------------------------------------
Accompanying Information              Name of Company:     Barnes Group Inc.
                                      Description of
                                      Security:            8.59% Senior Notes
                                                           due November 21, 2008

                                      Security Number: 067806 D@ 5


                                      Due Date and Application (as among
                                      principal, premium and interest) of the
                                      payment being made:
--------------------------------------------------------------------------------
                                      Nationwide Life Insurance Company
Address for Notices Related to        c/o The Bank of New York
Payments                              P.O. Box 19266
                                      Attn: P & I Department
                                      Newark, NJ 07195


                                      With a copy to:

                                      Nationwide Life Insurance Company
                                      Attn: Investment Accounting
                                      One Nationwide Plaza (1-32-05)
                                      Columbus, Ohio 43215-2220

--------------------------------------------------------------------------------
Address for All other Notices         Nationwide Life Insurance Company
                                      Attn:  Corporate Fixed-Income Securities
                                      One Nationwide Plaza (1-33-07)
                                      Columbus, Ohio 43215-2220

================================================================================

================================================================================

Purchaser Name                        NATIONWIDE LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------

Signature Block Format                NATIONWIDE LIFE INSURANCE COMPANY


                                      By:______________________________
                                      Name:
                                      Title:

--------------------------------------------------------------------------------
                                      The Bank of New York
Instructions re Delivery of Notes     One Wall Street
                                      3rd Floor - Window A
                                      New York, NY 10286


                                      F/A/O Nationwide Life Insurance Company
                                            Account No. 267829

--------------------------------------------------------------------------------

Tax Identification Number           31-4156830
================================================================================

================================================================================

Purchaser Name                        NATIONWIDE LIFE AND ANNUITY INSURANCE
                                      COMPANY

--------------------------------------------------------------------------------
Name in Which Note is Registered      NATIONWIDE LIFE AND ANNUITY INSURANCE
                                      COMPANY
--------------------------------------------------------------------------------
Note Registration Number;             R-5;  $2,000,000
Principal Amount
--------------------------------------------------------------------------------
Payment on Account of Note

Method                                Federal Funds Wire Transfer

Account Information                   The Bank of New York
                                      ABA #021-000-018
                                      BNF: IOC566
                                      F/A/O Nationwide Life and Annuity
                                            Insurance Company
                                      Attn: P & I Department


                                      Re: (see "Accompanying Information" below)

--------------------------------------------------------------------------------
Accompanying Information              Name of Company:     Barnes Group Inc.
                                      Description of
                                      Security:            8.59% Senior Notes
                                                           due November 21, 2008

                                      Security Number: 067806 D@ 5


                                      Due Date and Application (as among
                                      principal, premium and interest) of the
                                      payment being made:
--------------------------------------------------------------------------------
                                      Nationwide Life and Annuity Insurance
                                      Company
Address for Notices Related to        c/o The Bank of New York
Payments                              P.O. Box 19266
                                      Attn: P & I Department
                                      Newark, NJ 07195


                                      With a copy to:

                                      Nationwide Life and Annuity Insurance
                                      Company
                                      Attn: Investment Accounting
                                      One Nationwide Plaza (1-32-05)
                                      Columbus, Ohio 43215-2220

--------------------------------------------------------------------------------
Address for All other Notices         Nationwide Life and Annuity Insurance
                                      Company
                                      Attn: Corporate Fixed-Income Securities
                                      One Nationwide Plaza (1-33-07)
                                      Columbus, Ohio 43215-2220

--------------------------------------------------------------------------------

================================================================================

Purchase Name                       NATIONWIDE LIFE AND ANNUITY INSURANCE
                                    COMPANY

--------------------------------------------------------------------------------

Signature Block Format              NATIONWIDE LIFE AND ANNUITY INSURANCE
                                    COMPANY


                                    By:______________________________
                                    Name:
                                    Title:
--------------------------------------------------------------------------------
                                    The Bank of New York
Instructions re Delivery of Notes   One Wall Street
                                    3rd Floor - Window A
                                    New York, NY 10286


                                    F/A/O Nationwide Life and Annuity Insurance
                                    Company Account No. 267961

--------------------------------------------------------------------------------

Tax Identification Number           31-1000740
================================================================================

================================================================================

Purchaser Name                      NATIONWIDE INDEMNITY COMPANY

--------------------------------------------------------------------------------
Name in Which Note is Registered    NATIONWIDE INDEMNITY COMPANY
--------------------------------------------------------------------------------
Note Registration Number;           R-6;  $4,000,000
Principal Amount
--------------------------------------------------------------------------------
Payment on Account of Note

Method                              Federal Funds Wire Transfer

Account Information
                                    The Bank of New York
                                    ABA  #021-000-018
                                    BNF:  IOC566
                                    F/A/O  Nationwide Indemnity Company
                                    Attn:  P & I Department

                                    Re:  (see "Accompanying Information" below)

--------------------------------------------------------------------------------
Accompanying Information            Name of Company:  Barnes Group Inc.
                                    Description of
                                    Security:         8.59% Senior Notes
                                                      due November 21, 2008

                                    Security Number:  067806 D@ 5


                                    Due Date and Application (as among
                                    principal, premium and interest) of the
                                    payment being made:
--------------------------------------------------------------------------------
                                    Nationwide Indemnity Company
Address for Notices Related to      c/o  The Bank of New York
Payments                            P.O. Box 19266
                                    Attn:  P & I Department
                                    Newark, NJ 07195


                                    With a copy to:

                                    Nationwide Indemnity Company
                                    Attn:  Investment Accounting
                                    One Nationwide Plaza (1-32-05)
                                    Columbus, Ohio 43215-2220

--------------------------------------------------------------------------------
Address for All other Notices       Nationwide Indemnity Company
                                    Attn:  Corporate Fixed-Income Securities
                                    One Nationwide Plaza (1-33-07)
                                    Columbus, Ohio 43215-2220

================================================================================

================================================================================

Purchase Name                       NATIONWIDE INDEMNITY COMPANY

--------------------------------------------------------------------------------

Signature Block Format              NATIONWIDE INDEMNITY COMPANY


                                    By:______________________________
                                    Name:
                                    Title:

--------------------------------------------------------------------------------
                                    The Bank of New York
Instructions re Delivery of Notes   One Wall Street
                                    3rd Floor - Window A
                                    New York, NY 10286


                                    F/A/O  Nationwide Indemnity Company
                                           Account No. 264234
--------------------------------------------------------------------------------

Tax Identification Number           31-1399201
================================================================================

====================================================================================================================

Purchaser Name                           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

--------------------------------------------------------------------------------------------------------------------
Name in Which Notes are Registered       THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------------------------------------------
Note Registration Number; Principal      R-7;  $35,000,000
Amount
--------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information

                                         Bank:                          Bank of New York
                                                                        New York, NY
                                         ABA No.:                   021-000-018
                                         For the Account of:        The Prudential Insurance Company of
                                         America
                                         Account No.:               890-0304-391
                                         Account Name:              Prudential Managed Account
--------------------------------------------------------------------------------------------------------------------
Accompanying Information                 Name of Issuers:           Barnes Group Inc.


                                         Description of
                                         Security:                  Senior Note due November 21, 2008
                                         Security Number:           067806 D@ 5


                                         Due Date and Application (as among principal, and interest) of the payment being made:
--------------------------------------------------------------------------------------------------------------------
Address for Notices Related to           The Prudential Insurance Company of America
Payments                                 c/o Prudential Capital Group
                                         Trade Management Group
                                         Gateway Center Four, 7th Floor

                                         Newark, NJ  07102
                                         Fax:  (973) 802-9425
--------------------------------------------------------------------------------------------------------------------
Address for all other Notices            The Prudential Insurance Company of America
(including copies of all Notices         c/o Prudential Capital Group
Related to Payments                      1114 Avenue of the Americas, 30th Floor
                                         New York,  NY  10036

                                         Fax:  (212) 626-2077

--------------------------------------------------------------------------------------------------------------------
Signature Block Format                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                         By_______________________
                                            Name:
                                            Title:
--------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Note         Philip Corsello
                                         Assistant General Counsel
                                         The Prudential Insurance Company of America
                                         1114 Avenue of the Americas, 30th Floor
                                         New York, NY  10036
--------------------------------------------------------------------------------------------------------------------
Tax Identification Number                22-1211670
====================================================================================================================

                                                                       EXHIBIT B

                             [FORM OF SENIOR NOTE]


                               BARNES GROUP INC.

                    8.59% Senior Note Due November 21, 2008

No. R-___                                                       [Date]
$_______                                                        PPN:

     FOR VALUE RECEIVED, the undersigned, BARNES GROUP INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________________, or registered assigns, the principal sum of ___________________ DOLLARS ($________) on November 21, 2008 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.59% per annum from the date hereof, payable semiannually on May 21 and November 21 of each year, commencing with the later of May 21, 2001 and the payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Makewhole Price (as defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.59% or (ii) the rate announced publicly by Citibank, N.A. in New York, New York from time to time as its prime rate.

     Payments of principal of, interest on and any Makewhole Price with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

     This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to that certain Note Agreement, dated as of November 21, 2000 (as from time to time amended, the "NOTE AGREEMENT"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Notes will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 11.10 of the Note Agreement and (ii) to have made the representation set forth in Section 1.3(b) of the Note Agreement.

     This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Makewhole Price) and with the effect provided in the Note Agreement.

     THIS NOTE AND THE NOTE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                        BARNES GROUP INC.


                                        By:_________________________
                                        Name:
                                        Title:

                                                                       Exhibit C

                         [FORM OF OPINION OF COMPANY]

                       (Letterhead of Barnes Group Inc.)

November 21, 2000



To: Each Addressee listed on Schedule A hereto

     Re: Note Agreement (the "Note Agreement") dated as of November 21, 2000 among Barnes Group Inc., a Delaware corporation (the "Company"), and the Addressees listed on Schedule A attached hereto ( the "Purchasers"). Unless otherwise defined herein, capitalized terms used herein have the meaning set forth in the Note Agreement.



Ladies and Gentlemen:

     As General Counsel of the Company, I am familiar with the negotiation, execution and delivery of the Note Agreement. This opinion is delivered to you pursuant to Section 3.1 of the Note Agreement.

     In connection with this opinion, I have examined a copy of the Note Agreement, including the Schedules thereto, and the Notes, in each case in execution form. I have also examined originals or photostatic or certified copies of such corporate records, certificates of officers of the Company and of public officials and such agreements, documents and instruments, and made such investigations of law, as I have deemed relevant and necessary as the basis for the opinion hereinafter expressed.

     I have assumed, without verification, the authenticity of any document or instrument submitted to me as original, the conformity to the original of any document or instrument submitted to me as a copy, the legal capacity of signatories other than the Company and the genuineness of all signatures on such documents or instruments, other than the signatures of the Company. I have also assumed without investigation that all documents executed by a party other than the Company are duly and validly executed and delivered by such party, are the legal, valid and binding obligations of such party, and are enforceable against such party in accordance with their respective terms.

     I am licensed to practice law in the State of Connecticut, and I express no opinion concerning (a) the laws of any jurisdiction other than the State of Connecticut, the General Corporation Law of the State of Delaware and the federal law of the United

States, (b) choice of law matters, or (c) limitations imposed by public policy and equity principles.

     Based upon and subject to the foregoing, and the other assumptions and qualifications set forth herein, I am of the opinion that:

     1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the Properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business or financial condition of the Company.

     2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the Properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the business or financial condition of the Company, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

     3. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the Property of the Company pursuant to the provisions of (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or the Articles of Incorporation or the By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company or any of its Properties may be bound or affected, (ii) any order, judgment, decree or ruling of any court, arbitration board or governmental authority applicable to the Company, or (iii) any statute or other rule or regulation of any governmental authority applicable to the Company, except where such conflict or breach or default would not have a material adverse effect on the business or financial condition of the Company.

     4. There are no proceedings pending or, to the knowledge of such counsel, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority questioning the validity of the Note Agreement or the Notes.

     5. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     6. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority, is necessary in connection with the execution, delivery or performance by the Company of the Note Agreement or the Notes.

     8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Agreement do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     9. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     10. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

This opinion is rendered solely for the benefit of the Addressees hereto and their permitted successors, assigns and transferees, and may not be relied upon by any other person, or used, circulated, quoted or otherwise referred to, without my prior written consent, except that Bingham Dana LLP, special counsel to the Purchasers, may rely on this opinion for the sole purpose of rendering their opinion to be rendered pursuant to Section 3.1 of the Note Agreement.

Very truly yours,

                                  Schedule A

The Prudential Insurance Company of America
1114 Avenue of the Americas, 30th Floor
New York, NY 10036

Allstate Life Insurance Company
3075 Sanders Road
Northbrook, IL 60062-7127

American Heritage Life Insurance Company
c/o Allstate Life Insurance Company
3075 Sanders Road
Northbrook, IL 60062-7127

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, OH 43215

Nationwide Life and Annuity Insurance Company
One Nationwide Plaza
Columbus, OH 43215

Nationwide Indemnity Company
One Nationwide Plaza
Columbus, OH 43215

                                                                       EXHIBIT D

             FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS

                       [Letterhead of Bingham Dana LLP]


                                                  November 21, 2000


To each of the Persons listed
 on Annex 1 attached hereto

     Re:  Barnes Group Inc.
          $60,000,000 8.59% Senior Notes due November 21, 2008

Ladies and Gentlemen:

     We have acted as special counsel for the persons set forth on Annex 1 attached hereto (collectively, the "Purchasers") in connection with (i) the Note Agreement (the "Note Agreement"), dated as of November 21, 2000, between Barnes Group Inc., a Delaware corporation (the "Issuer"), and each of the Purchasers and (ii) the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Note Agreement.

     Our representation of the Purchasers has been as special counsel for the purposes stated above.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (a) the representations and warranties of the Issuer and the Purchasers set forth in the Note Agreement and (b) certificates of certain officers of the Issuer delivered in connection with the closing, and have assumed, without independent inquiry, the accuracy of those representations, warranties, and certificates.

     In connection with this opinion, we have examined originals or copies of the documents identified below,

          (i)    the Note Agreement;

          (ii) the 8.59% Senior Notes due November 21, 2008, dated the date hereof, in the form of Exhibit B to the Note Agreement, issued by the Issuer and registered in the names, in the principal amounts and with the registration numbers set forth in Exhibit A to the Note Agreement (collectively, the "Notes");

          (iii) a copy of the constitutive documents of the Issuer certified by the Secretary of the Issuer as of the date hereof as being true, complete and correct and in full force and effect;

          (iv) a certificate of the Secretary of the Issuer, dated the date hereof, certifying that the copies attached thereto of the Issuer's articles of incorporation and bylaws and those certain resolutions passed by the Board of Directors of the Issuer are true, complete and correct copies thereof and are in full force and effect, and as to the incumbency and specimen signatures of certain officers (the articles of incorporation of the Issuer and such bylaws are referred to herein as the "Issuer's Governing Documents");

          (v) a certificate of an officer of the Issuer, dated the date hereof, with respect to the matters set forth therein;

          (vi) a letter, dated the date hereof, addressed to us from Fleet Securities Inc. describing the manner of the offering of the Notes (the "Offeree Letter"); and

          (vii) the opinion of Signe S. Gates, Esq., general counsel of the Issuer, dated the date hereof and delivered to you pursuant to Section 3.1 of the Note Agreement.

          In addition to the documents identified above, we have examined such corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion. Based on such investigation as we have deemed appropriate, the opinion referred to in clause (vii) above is satisfactory in form and scope to us, and, in our opinion, you are justified in relying thereon.

     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing the Note Agreement or the Notes validly exists, has the power and authority to enter into and perform its obligations thereunder, and is qualified to do business and is in good standing under the law of its jurisdiction of incorporation and each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such documents, and that such documents have been duly authorized, executed and delivered by, and, as to Persons other than the Issuer, are binding upon and enforceable against, such Persons. In addition, we have relied, to the extent we deem necessary and proper, upon the Offeree Letter.

     For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in the State of Connecticut without regard to choice of law and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. In particular, our opinion in paragraph 3 below is based solely on a review of the Issuer's Governing Documents and not on any analysis of the law of the jurisdiction of organization of the Issuer and its effect on the interpretation of the Issuer's Governing Documents. In addition, we note that the Note Agreement and the Notes contain provisions stating that they are to be governed by the laws of the State of Connecticut (a "Chosen-Law Provision"). No opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Note Agreement and the Notes. Except as set forth in paragraph 4 below, we express no opinions as to any securities or "blue sky" laws of any jurisdiction.

     Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

          (a) The enforcement of any obligations of any person or entity under the Note Agreement or the Notes or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any person or entity, whether under the Note Agreement or the Notes or otherwise.

          (b) We express no opinion as to the availability of any specific or equitable relief of any kind.

          (c) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (d) We express no opinion as to the enforceability of any particular provision of the Note Agreement relating to (i) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (ii) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law, or (iii) exculpation or exoneration clauses, indemnity clauses and clauses relating to releases or waivers of unmatured claims or rights.

          (e) Our opinion in paragraph 2 below is based solely on a review of generally applicable laws of the State of Connecticut and the United States of America and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Issuer.

          (f) This opinion speaks as of the date hereof and does not address any additional or changed facts, or changes in law, of which we may become aware after the date hereof, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

     Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

     1. Each of the Note Agreement and the Notes constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

     2. No consent, approval or authorization of, or designation, declaration, filing, registration, qualification or recordation with, any governmental authority is required under the laws of the State of Connecticut or the United States of America in connection with the execution and delivery by the Issuer of the Note Agreement or the Notes, or the offer, issue, sale or delivery of the Notes by the Issuer under the circumstances contemplated by the Note Agreement.

     3. The execution and delivery of each of the Note Agreement and the Notes by the Issuer, and the consummation of the transactions contemplated thereby and compliance by the Issuer with the provisions thereof will not constitute a violation by the Issuer of the provisions of the Issuer's Governing Documents.

     4. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes delivered to you today under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

     This opinion is delivered solely to you and for your benefit in connection with the Note Agreement and may not be relied upon by you for any other purpose or relied upon by any other person or entity (other than future holders of Notes acquired in accordance with the terms of the Note Agreement) for any reason without our prior written consent.

                               Very truly yours,



                               BINGHAM DANA LLP

                                    Annex 1


The Prudential Insurance Company of America
1114 Avenue of the Americas, 30th Floor
New York, NY 10036

Allstate Life Insurance Company
3075 Sanders Road
Northbrook, IL 60062-7127

American Heritage Life Insurance Company
c/o Allstate Life Insurance Company
3075 Sanders Road
Northbrook, IL 60062-7127

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, OH 43215

Nationwide Life and Annuity Insurance Company
One Nationwide Plaza
Columbus, OH 43215

Nationwide Indemnity Company
One Nationwide Plaza
Columbus, OH 43215

                                   Annex 1-1